EXHIBIT 10.2

ACQUISITION AND PURCHASE AGREEMENT

DATED AS OF

April 29, 2016

BY AND BETWEEN

MEDINA INTERNATIONAL HOLDINGS, INC.

AND

 Daniel Medina and Rao Mankal

AGREEMENT

This AGREEMENT, dated as of April  29, 2016 (the "Agreement"), is by and between MEDINA INTERNATIONAL HOLDINGS, INC. ("MIHI"), a Colorado Corporation, and Daniel Medina   and Rao Mankal (" Purchasers ")

WHEREAS, the Board of Directors of MIHI has approved the Agreement (the "Agreement");

NOW, THEREFORE, in consideration of the foregoing and to document the respective intentions, representations, warranties, covenants and agreements by and between the undersigned, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

ARTICLE I
THE CONSIDERATION

SECTION 1.01 Consideration and Acquisition. The  consideration deliverable at Closing  between the parties is as follows:

In consideration for the conveyance by MIHI to  PURCHASERS , of 100% of the issued and outstanding stock of Harbor Guard Boats, Inc., (a California Corporation), holder of the assets listed on exhibit A, Purchasers shall assume all of the debt as listed on Exhibit B, obtaining releases of the debt satisfactory to MIHI to be delivered at closing, and Purchasers shall execute a separate indemnity agreement that shall survive the closing hereunder indemnifying MIHI from all of the debt associated with Harbor Guard Boats, Inc. including any taxes, franchise taxes, personal property taxes or sales taxes that may ever be asserted against MIHI for the Harbor Guard Boats, Inc. operations.

SECTION 1.02  Effective Date of the Acquisition

The Acquisition shall be deemed effective as of April 29, 2016, regardless of the date of the requirement of delivery of certain items deliverable under this or any related transaction documents,  including the delivery of the certificate for the shares of Stock of Harbor Guard Boats, Inc. duly executed with a stock power by Purchasers to MIHI simultaneously with the delivery of the assumption and the releases of the debt, and the executed Indemnity Agreement as set forth in 1.01 above.

ARTICLE II

TITLE AND LICENSING MATTERS

SECTION 2.01  Title

MIHI warrants and represents that when delivered hereunder, the shares of Harbor Guard Boats, Inc., shall be free and clear of all liens and encumbrances, and the conveyance of the shares of Harbor Guard Boats, Inc. will not trigger a default or be an event of default as to any other business aspect or matter pertaining to MIHI.

ARTICLE III

CLOSING

SECTION 3.01  Closing

Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Acquisition (the "Closing") shall take place as soon as reasonably practicable (but in no event on written notice of less than two (2) business days) after all of the conditions set forth in Article VII are satisfied or, to the extent extended hereunder, at the offices of_____________, located at _____________________ on or before 10:00 a.m. local time on _________________, or at such other time and place as may be agreed to in writing by the parties hereto (the date of such Closing being referred to herein as the "Closing Date") at which time the Assets and the consideration identified in Section 1.01 shall be delivered.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF MIHI

Except as set forth in the applicable section of any disclosure schedule delivered by "MIHI" to Purchasers prior to the execution of this Agreement (the "MIHI" Disclosure Schedule"), MIHI represents and warrants to Purchasers as follows:

SECTION 4.01   Organization of MIHI; Authority

MIHI is an entity duly organized, validly existing, and in good standing under the laws of the State of Colorado.  MIHI has all requisite corporate power and corporate authority to enter into the transaction documents to which it is a party ("Transaction Documents"), to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties, and to conduct its business.  The execution, delivery, and performance by MIHI of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of MIHI, including, without limitation, the approval of the board of directors of MIHI.  The Transaction Documents have been duly executed and delivered and, assuming that the Transaction Documents constitute a valid and binding obligation of the other parties thereto, constitute a valid and binding obligation of MIHI, enforceable against MIHI in accordance with their terms.

SECTION 4.02   No Violation; Consents and Approvals

The execution and delivery by MIHI of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and MIHI's compliance and performance with the terms hereof and thereof will not, conflict with or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of MIHI (b) any Law applicable to MIHI or the property or assets of MIHI, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien upon any of the properties of MIHI under any contract to which MIHI is a party or by which MIHI or any assets of MIHI may be bound.  No governmental approval is required to be obtained or made by or with respect to MIHI in connection with the execution and delivery of this Agreement or the consummation by MIHI of the transactions contemplated hereby.

SECTION 4.03   Litigation; Compliance with Laws

(a)   There are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of MIHI, threatened against, relating to or affecting MIHI, its business or its assets that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby or MIHI's operation of its business after Closing.  MIHI is not in default under any order, license, regulation or demand of any federal, state, or local court or other governmental agency with respect to any order, writ, injunction, or decree of any court or such agency.

(b)    MIHI has complied with, and is in compliance in all material respects with, all federal, state, and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to MIHI, the operation of its business, and its assets (individually, a "Law" and collectively, "Laws").  MIHI has received no notice from any federal, state, or local court, agency, organization, or political subdivision (each, a "Governmental Entity") or other person of any violation of any Law.  MIHI has obtained and holds all required permits, licenses, certificates of authority, orders, and approvals (collectively, "Licenses") of, and has made all filings, applications and registrations with, federal, state, local, or foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as presently conducted and the absence of which would have an adverse effect on such business.  All such Licenses are in full force and effect and current.  To the knowledge of MIHI, no suspension or cancellation of License is threatened, no violations are or have been recorded in respect of any such License, and no proceeding is pending, or, to the knowledge of "MIHI", threatened to revoke or limit any such License.

SECTION 4.05  No Brokers or Finders

Neither MIHI nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, consulting fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for MIHI, in connection with this Agreement or the transactions contemplated hereby, in each case, whose fees MIHI would be required to pay.

ARTICLE V
ADDITIONAL AGREEMENTS

SECTION 5.01  Legal Conditions to Transaction; Reasonable Efforts

The parties shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Transaction and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them in connection with the Transaction.  The parties will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by the parties in connection with the Transaction or the taking of any action contemplated thereby or by this Agreement.

SECTION 5.02  Certain Filings

Each party shall cooperate with the other in (a) connection with the preparation of an announcement or required filings, (b) determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.  Each party shall consult with the other in connection with the foregoing and shall use all reasonable commercial efforts to take any steps as may be necessary in order to obtain any consents, approvals, permits or authorizations required in connection with the transaction.

SECTION 5.04   Public Announcements and Filings

Prior to any release, each party shall give the other a reasonable opportunity to comment upon, and, unless disclosure is required, in the opinion of counsel, by applicable Law, approve (which approval shall not be unreasonably withheld), all press releases or other public communications of any sort relating to this Agreement or the transactions contemplated hereby.

SECTION 5.05  TAX Matters

No representation is made with regard to the tax implications of the agreement for any entity or investor.

ARTICLE VI
CONDITIONS OF THE CLOSING

SECTION 6.01   Conditions to Each Party's Obligation to Effect the Transaction

The respective obligations of each party to close the Transaction contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following condition, which may be waived, in whole or in part to the extent permitted by applicable Law.  No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, execution order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Transaction or any transaction contemplated by this Agreement; provided, however, that the parties shall use reasonable commercial efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

SECTION 6.02   Additional Conditions of Obligations of MIHI

The obligation of MIHI to effect the Transaction is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived in writing by MIHI:

(a)        Representations and Warranties.  The representations and warranties of Purchasers set forth in this Agreement shall be true and correct in all material respects [except for those representations and warranties qualified by materiality] as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b)        Performance of Obligations of Purchasers.  Purchasers shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by her under this Agreement at or prior to the Closing Date.

 (d)       Third Party Consents.   Purchasers shall have obtained all consents and approvals, required to be obtained prior to or at the Closing Date, from third parties or Governmental Authorities in connection with the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

SECTION 6.03   Additional Conditions of Obligations of  Purchasers

The obligation of Purchasers to close the Transaction is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived in writing by  Purchasers :

(b)       Performance of Obligations of MIHI.  MIHI shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)        Deliveries.  At the Closing, MIHI shall have delivered to Purchasers, a certificate for 100% of the duly issued and authorized common shares of Harbor Guard Boats, Inc., a California Corporation.

ARTICLE VII
TERMINATION

SECTION 7.01   Termination

This Agreement may be terminated at any time prior to closing, by MIHI or  Purchasers  as set forth below:

(a)        by mutual consent of the board of directors of MIHI and  PURCHASERS ; or

(b)        by MIHI upon written notice to PURCHASERS , if any condition to the obligation of MIHI to close contained in Article VII hereof has not been satisfied by ninety (90) days after date hereof (the "End Date") (unless such failure is the result of MIHI's breach of any of its representations, warranties, covenants or agreements contained herein or failure to diligently pursue and fulfill any of its duties and obligations hereunder); or

(c)        by Purchasers upon written notice to MIHI, if any condition to the obligation of Purchasers to close contained in Article VII hereof has not been satisfied by the End Date (unless such failure is the result of  PURCHASERS 's or  PURCHASERS 's breach of any of its representations, warranties, covenants or agreements contained herein or failure to diligently pursue and fulfill any of her duties and obligations hereunder); or

(d)        by MIHI or by Purchasers if the board of directors or special committee of MIHI or Purchasers acting with authority granted by said company's by-laws or board of directors determines, in good faith, based upon the written opinion of its outside legal counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the MIHI or Purchasers board of directors or special committee to the MIHI stockholders or Purchasers stockholder under applicable Law; or

(e)        by MIHI or  PURCHASERS , upon written notice to the other party, in the event that any Governmental Entity shall have issued any order, decree, or injunction or taken any other action restraining, enjoining, or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and non-appealable.

SECTION 7.02   Effects of Termination

In the event of any termination of this Agreement as provided in Section 8.01 of this Agreement, this Agreement shall forthwith become wholly void and of no further force and effect (other than Article VIII and Article X, which shall remain in full force and effect); provided that nothing herein shall relieve any party from liability for breaches of this Agreement prior to its termination.

SECTION 7.03  Fees, Costs and Expenses

Whether or not the Transaction is consummated, all legal costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost and expense.

ARTICLE VIII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

POST-CLOSING CONDITIONS AND COVENANTS

SECTION 8.01  Survival of Representations and Warranties

 The covenants, agreements, obligations, representations and warranties of the parties set forth in this Agreement shall survive the Closing.

SECTION 8.02  Indemnifications

            The Purchasers shall deliver a separate Indemnification Agreement at closing which shall provide as follows, together with such other reasonable language as is necessary to complete an enforceable agreement of indemnity.

(a)        Purchasers shall indemnify MIHI against and save and hold MIHI and the estates, legatees, devisees, legal and personal representatives, successors and assigns (collectively the "Indemnified Parties") forever harmless from any and all accounts, actions, assessments, causes of action, claims, contracts, controversies, costs, covenants, damages, debts, demands, disbursements, expenses, interest, liabilities, losses, judgments, penalties, promises and suits whatsoever (including without limitation punitive and consequential damages), including all reasonable attorneys' fees and expenses of counsel, and other reasonable expenses incurred by an Indemnified Party in connection with the investigation of, preparation for, or defense of, any pending or threatened claim, action or proceeding, whether or not resulting in any liability and whether or not such Indemnified Party is a party, which fees and expenses shall be paid or reimbursed by Purchasers as they are incurred by the Indemnified Party), imposed upon, incurred or sustained by, or asserted against an Indemnified Party, as a result of or arising out of or by virtue of:

 (i)        Any breach of any representation or warranty made by Purchasers to MIHI herein or in any agreement, document, assumption, release, or instrument executed and delivered pursuant hereto or in connection herewith; and

(ii)        The failure of Purchasers to comply with, or the breach by Purchasers of, any of the covenants of this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection herewith, to be performed by Purchasers (including, without limitation, this Section 8.02(a).

The Indemnified Party shall give Purchasers written notice of any matter hereby indemnified against, and Purchasers shall satisfy, pay and discharge any and all of an Indemnified Party's above-described claims, demands, damages, costs, expenses, etc. under this indemnity within ten (10) days of the sending of said notice.  In the event that the matter indemnified hereunder involves an action at law or in equity against an Indemnified Party by a 3rd party, or any type of quasi-judicial, administrative or other type of proceeding against an Indemnified Party by a 3rd party, the Indemnified Party shall give Purchasers written notice of said matter within ten (10) days of discovery thereof.  Purchasers may and, upon the Indemnified Party's request, shall at Purchasers' expense, resist and defend such matter by counsel selected by Purchasers and reasonably approved by the Indemnified Party.  The appearance of an Indemnified Party in any such defense shall not constitute a waiver of its right to require Purchasers to fulfill its obligations under this indemnity.  An Indemnified Party shall provide such information and cooperation as Purchasers shall reasonably request, and Purchasers shall satisfy, pay and discharge any and all judgments and fines that may be recovered against an Indemnified Party in any such action or actions.

MIHI shall give Purchasers written notice of any matter hereby indemnified against, and Purchasers shall satisfy, pay and discharge any and all of MIHI's above-described claims, demands, damages, costs, expenses, etc. under this indemnity within ten (10) days of the sending of said notice.  In the event that the matter indemnified hereunder involves an action at law or in equity against MIHI by a 3rd party, or any type of quasi-judicial, administrative or other type of proceeding against MIHI by a 3rd party, MIHI shall give Purchasers written notice of said matter within ten (10) days of discovery thereof.  Purchasers may and, upon MIHI's request, shall at  Purchaser's expense, resist and defend such matter by counsel selected by Purchasers and reasonably approved by MIHI.  The appearance of MIHI in any such defense shall not constitute a waiver of its right to require Purchasers to fulfill her obligations under this indemnity.  MIHI shall provide such information and cooperation as Purchasers shall reasonably request, and Purchasers shall jointly and severally satisfy, pay and discharge any and all judgments and fines that may be recovered against MIHI in any such action or actions.

ARTICLE IX
MISCELLANEOUS

SECTION 9.01 Notices

Any notice or communication required or permitted by this Agreement shall be given in writing and addressed as follows:

if to MIHI to:

MEDINA INTERNATIONAL HOLDINGS, INC.

if to Purchasers

Notices shall be served personally, by overnight express mail service by a nationally recognized courier, or by first-class, certified mail, return receipt requested, postage pre-paid.  If sent personally, notice shall be deemed delivered upon receipt.  If sent by overnight express mail service, notice shall be deemed delivered 24 hours after delivery into the possession and control of the courier.  If sent by first-class, certified mail, return receipt requested, notice shall be deemed delivered the earlier of seventy-two (72) hours after mailing or the date on the return receipt, a refusal being deemed a delivery on the date of refusal.  If the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed delivered on the date the notice-receipt is returned stating that the same was undeliverable at such address.  Any party may give notification to the other party in any manner described above for change of address for the sending of notices.

SECTION 9.02  Amendment; Waiver

This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of all of the parties hereto.

SECTION 9.03  Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, legal and personal representatives, successors and assigns; provided, that no party shall assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

SECTION 9.04 Governing Law

This Agreement shall be construed in accordance with and governed by the law of the State of Colorado without regard to principles of conflict of laws.

SECTION 9.05  Mediation / Arbitration

(a)        In the event that a dispute should arise under this Agreement, the dispute shall be submitted to mediation under the Uniform Mediation Act (even if said Act has not been adopted in the State of Colorado.  Upon written notice by one party to the other of a dispute for mediation, seven (7) days shall be provided for the answer, including an indication of the answering party's willingness to move forward with mediation.  In the event said answering party is NOT willing to mediate the identified dispute, the matter shall be moved forward to arbitration as set forth below.  All costs of mediation shall be equally borne by the parties hereto.

(b)        In the event that one or both parties determine that Mediation of an identified dispute is unacceptable, the dispute shall be settled by binding arbitration conducted in Denver, Colorado in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association, modified as follows: The party seeking arbitration shall submit to the other party a statement of the issues(s) to be arbitrated and shall designate such party's nominated arbitrator.  The responding party shall respond with any additional or counter statement of the issue(s) to be arbitrated and shall designate the responding party's arbitrator within fourteen (14) days after receipt of the initial notice of arbitration.  The two (2) arbitrators thus nominated shall proceed promptly to select a third arbitrator, who will conduct the arbitration hearing as promptly as the circumstances allow, and within a schedule set forth to both parties not less than 30 days following appointment unless a shorter time is agreed in writing by both parties hereto, and shall render a decision in writing.  Any decision rendered in any arbitration shall be accepted by the parties as final and binding, and shall be controlled by the United States Arbitration Act, 9 U.S.C. §1, et seq.  Any judgment awarded may be entered and recorded in any court of competent jurisdiction.  The arbitration panel shall have no authority to make any ruling, finding or award that does not conform to applicable law.  The arbitrator shall have authority to award costs and attorney fees to the prevailing party in accordance with the merits and good faith position asserted by the parties.

SECTION 9.06  Consent to Jurisdiction

Each of the parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Colorado or any federal court sitting in Colorado for purposes of any suit, action, or other proceeding arising out of this Agreement and the Transaction Documents (and agrees not to commence any action, suit or proceedings relating hereto or thereto except in such courts).  Each of the parties agrees that service of any process, summons, notice or document pursuant to the laws of the State of Colorado and on the parties designated in Section 9.01 shall be effective service of process for any action, suit or proceeding brought against it in any such court.

SECTION 9.07 Counterparts; Effectiveness

(a)        This Agreement may be signed and transmitted by facsimile machine or by electronic mail.  The signature of any person on a facsimile/electronically transmitted copy hereof shall be considered an original signature, and a facsimile/electronically transmitted copy hereof shall have the same binding effect as an original signature on an original document.  At the request of any party hereto, any facsimile/electronic copy of this Agreement shall be re-executed in original form.  No party hereto may raise the use of a facsimile machine or computer, or the fact that any signature was transmitted through the use of a facsimile machine or electronically as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this paragraph.

(b)        The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of an original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

(c)        This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 9.08  Entire Agreement; No Third Party Beneficiaries; Rights of Ownership

Except as expressly provided herein, this Agreement (including the Exhibits, documents, and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  Except as expressly provided herein, this Agreement is not intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.  The parties hereby acknowledge that MIHI shall not be deemed to have acquired the Assets until Closing of the transactions described herein.

SECTION 9.09  Headings

The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECITON 9.10  No Strict Construction

The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 9.11  Severability

If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

SECTION 9.12   Attorneys Fees

In the event it becomes necessary for any party to employ legal counsel or to bring an action at law, in equity or other proceedings to enforce any of the terms of this Agreement, the prevailing party in any such action or proceeding shall be awarded its costs and reasonable attorneys' fees from the non-prevailing party.

SECTION 9.13 Directors  Replacement

After the approval of this transaction by the Board, effective at the closing, the Board shall shall appoint two more directors concurrent with the closing hereof, Cory Coppage and Redgie Green, and John Eric Lewis and Mike Gallo shall tender their resignations as directors effective upon the closing, and Rao Mankal and Daniel Medina agree to serve as directors until a Section 14 f Notice has been mailed, or 90 days whichever is earlier.

SECTION 9.13   Confidentiality

Each party to this Agreement will hold, and will cause its respective directors, officers, employees, agents, consultants, and advisors to hold, in strict confidence, unless, based on the advice of outside counsel, disclosure to a Governmental Entity is necessary or appropriate in connection with any necessary regulatory approval, or request for information or similar process, or unless compelled to disclose by judicial or administrative process or by other requirement of law or the applicable requirements of any Governmental Entity (in which case, the party permitted to disclose such information shall, to the extent legally permissible and reasonably practicable, provide the other party with prior written notice of such permitted disclosure), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, "Confidential Information") concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by such party on a non-

confidential basis, (b) in the public domain without disclosure by such party in breach of this Agreement, or (c) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants, and advisors with the express understanding that such parties will maintain the confidentiality of the Information and, to the extent permitted above, to bank regulatory authorities.

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IN WITNESS WHEREOF, the parties hereto have caused this Acquisition and Purchase Agreement to be duly executed as of the day and year first above written.

MEDINA INTERNATIONAL HOLDINGS, INC.
A COLORADO CORPORATION

By:______________________________
Name: Daniel Medina
Title: President

PURCHASERS

____
DANIEL MEDINA

____
Madhava Rao Mankal

EXHIBIT A

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 EXHIBIT A